EXHIBIT 10.5
              MASTER SETTLEMENT AND RELEASE AGREEMENT BY AND AMONG
                     THE REGISTRANT, FUSION THREE, LLC, RYAN
                  FAMILY PARTNERS, LLC, AND CAPITAL MANAGEMENT
                       GROUP, INC., DATED FEBRUARY 3, 2004

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                     MASTER SETTLEMENT AND RELEASE AGREEMENT

      This Master Settlement and Release Agreement (the "Agreement") is entered into by and between New Millennium Media International, Inc., a Colorado corporation ("NMMI"), Fusion Three, LLC, a Florida limited liability company ("F3"), Ryan Family Partners, LLC, a Louisiana limited liability company ("RFP"), and Capital Management Group, Inc., a Wyoming Corporation ("CMG"). NMMI, F3 RFP, and CMG may collectively be referred to as the "Parties," and individually referred to as a "Party."

      WHEREAS, F3 is wholly owned by RFP and CMG;

      WHEREAS, RFP and CMG are neither guarantors or warrantors of this Agreement except that they own F3;

      WHEREAS, OnScreen Large Scale Video display ("OSD") is a radical new type of LED video display technology that provides greatly reduced cost, weight and volume when compared to past systems, and allows for the manufacture of electronic video displays with greatly increased brightness and resolution (the "Technology");

      WHEREAS, NMMI and John Popovich ("Popovich") entered into a License Agreement on July 23, 2001 (the "License Agreement") (attached hereto as Exhibit
A), which grants NMMI the exclusive rights to commercialize the Technology;

      WHEREAS, NMMI and F3 entered into a contract entitled "3Contract" on August 28, 2002 (the "3Contract") (attached hereto as Exhibit B);

      WHEREAS, NMMI and F3 entered into an addendum to the 3Contract on December 4, 2002 (the "3Contract Addendum") (attached hereto as Exhibit C);

      WHEREAS, F3 and Popovich entered into an Option to Purchase Contract Rights, on July 13, 2003, which includes an Assignment attached as Exhibit B (collectively, the "Option Contract") (attached hereto as Exhibit D);

      WHEREAS, NMMI, F3, and Popovich entered into a NMMI Acceptance of Contractual Assignment on July 11, 2003 (the "NMMI Acceptance") (attached hereto as Exhibit E); and

      WHEREAS, after discussion and negotiation, it is determined that the Parties wish to enter into this Agreement;

      NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

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      1.   Recitals.  The recitals, as stated  above, unless in  direct conflict with the covenants herein, shall be included as part of this Agreement. In the event of any such direct conflict in terms, the terms set forth below shall govern.

      2. Definitions. If any defined term set forth in this Agreement conflicts or is inconsistent with any terms in the Superseded Contracts, this Agreement will govern.

           2.1. Change of Control Event. The sale of all or substantially all of NMMI's assets, or any merger or consolidation of NMMI with or into another corporation, but not including a merger or consolidation in which the holders of more than fifty percent (50%) of the shares of capital stock of NMMI outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of such surviving entity outstanding immediately after such transaction.

                A Change of Control Event does not apply to any financings of NMMI, so long as said financing encumbers all assets of NMMI and does not encumber a specific asset (such as OSD) independent from other NMMI assets, nor does it apply to any strategic partnerships entered into by NMMI, regardless of whether or not the holders of more than fifty percent (50%) of the shares of capital stock of NMMI outstanding immediately prior to such transaction continue to hold (either by the voting securities remaining outstanding or by their being converted into voting securities of the surviving entity) more than fifty percent (50%) of the total voting power represented by the voting securities of NMMI, or such surviving entity, outstanding immediately after such transaction.

                A change of Control Event does not apply to a merger or acquisition whereby NMMI is the surviving entity.


           2.2. Revenue. Gross revenue of NMMMI as reported in NMMI's quarterly and annual public filings.

           2.3. Transaction Fee. Any consideration paid by NMMI to F3 in connection with a Change of Control Event.

      3. Intent of the Parties. It is the express intent of the Parties that this Agreement shall supersede and cancel the 3Contract, the 3Contract Addendum, the Option Contract, and the NMMI Acceptance, and all other contracts or agreements, whether written or oral, between two or more of the Parties, which contain terms that conflict with the terms provided herein (the "Superseded Contracts").

      4. F3 Waiver and Release. In exchange for the benefits set forth in this Agreement, which are given to F3 specifically in exchange for assent to this Agreement, and obtained by F3 as a result of negotiations between the Parties, F3 agrees to the following:

           4.1. F3 agrees to forgo, relinquish, and waive all right, title, and interest it has in the Superseded Contracts (the "F3 Waiver"); and

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           4.2.  F3 agrees to  forever  release  and  hold  harmless  NMMI,  its affiliates and predecessor organizations, its current and former directors, officers, agents, employees and attorneys, and each of their respective successors and assigns (the "Released Parties") from any and all claims, charges, causes of action and damages (including attorney's fees and costs actually incurred of any type), know and unknown, and in any way related to any of F3's, RFP's, or CMG's contractual rights or any other rights held by F3 in the Superseded Contracts (the "F3 Claims").

           For the purposes of implementing a full and complete release and discharge of the Released Parties, and each of them, as provided herein, F3 expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all F3 Claims that it does not know or suspect to exist in its favor at the time it signs this Agreement, and that this Agreement is intended to fully and finally resolve any such F3 Claims.

      5. RFP Waiver and Release. In exchange for the benefits set forth in this Agreement, RFP agrees to the following:

           5.1. RFP agrees to forgo, relinquish, and waive any and all right, title, and interest it has in the Superseded Contracts (the "RFP Waiver"); and

           5.2. RFP agrees to forever release and hold harmless NMMI, its affiliates and predecessor organizations, its current and former directors, officers, agents, employees and attorneys, and each of their respective successors and assigns (the "Released Parties") from any and all claims, charges, causes of action and damages (including attorney's fees and costs actually incurred of any type), know and unknown, and in any way related to any of F3's, RFP's, or CMG's contractual rights or any other rights held by RFP in the Superseded Contracts (the "RFP Claims").

           For the purposes of implementing a full and complete release and discharge of the Released Parties, and each of them, as provided herein, RFP expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all RFP Claims that it does not know or suspect to exist in its favor at the time it signs this Agreement, and that this Agreement is intended to fully and finally resolve any such RFP Claims.

      6. CMG Waiver and Release. In exchange for the benefits set forth in this Agreement, CMG agrees to the following:

           6.1. CMG agrees to forgo, relinquish, and waive any and all right, title, and interest it has in the Superseded Contracts (the "CMG Waiver"); and

           6.2. CMG agrees to forever release and hold harmless NMMI, its affiliates and predecessor organizations, its current and former directors, officers, agents, employees and attorneys, and each of their respective successors and assigns (the "Released Parties") from any and all claims, charges, causes of action and damages (including attorney's fees and costs actually incurred of any type), known and unknown, and in any way related to any of F3's, RFP's, or CMG's contractual rights or any other rights held by CMG in the Superseded Contracts (the "CMG Claims").

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           For  purposes  of  implementing  a  full  and  complete  release  and discharge of the Released Parties, and each of them, as provided herein, CMG expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all CMG Claims that it does not know or suspect to exist in its favor at the time it signs this Agreement, and that this Agreement is intended to fully and finally resolve any such CMG Claims.

      7. NMMI Waiver and Release. In exchange for the benefits set forth in this Agreement, NMMI agrees to the following:

           7.1. NMMI agrees to forgo, relinquish, and waive any and all right, title, and interest it has in the Superseded Contracts (the "NMMI Superceded Contracts Waiver"); and

           7.2. NMMI agrees to forever release and hold harmless F3, RFP, and CMG and its affiliates and predecessor organizations, its current and former directors, officers, agents, employees and attorneys, and each of their respective successors and assigns from any and all claims, charges, causes of action and damages (including attorney's fees and costs actually incurred of any type), known and unknown, and in any way related to any of NMMI's contractual rights and any other rights held by NMMI in the Superseded Contracts (the "NMMI Superceded Contracts Claims").

           For the purposes of implementing a full and complete release and discharge of F3, RFP, and CMG, NMMI expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all NMMI Superceded Contracts Claims that it does not know or suspect to exist in its favor at the time it signs this Agreement, and that this Agreement is intended to fully and finally resolve any such NMMI Superceded Contracts Claims.

      8. Consideration of NMMI. In consideration for the F3 Waiver, the RFP Waiver, the CMG Waiver, F3's release of the F3 Claims against the Released Parties (the "F3 Release"), RFP's release of the RFP Claims against the Released Parties (the "RFP Release"), and CMG's release of the CMG Claims against the Released Parties (the "CMG Release"), NMMI agrees to compensate F3 as follows:

           8.1. Unit Financing Payment. NMMI shall pay to F3 one hundred fifty thousand dollars ($150,000) within five (5) business days of receipt by NMMI of the currently contemplated seven million two hundred thousand dollars ($7,200,000) to be received by NMMMI pursuant to NMMI's existing unit financing (the "Unit Financing"). F3 acknowledges and agrees that the Unit Financing may include a change in the investment group and/or a change in the currently contemplated amount to be received by NMMI.

           8.2. Revenue Sharing. NMMI shall pay to F3 the following revenue sharing payments (collectively, the "Revenue Sharing Payments") as set forth below:

                 8.2.1. In NMMI's fiscal year ending December 31, 2004, F3 shall receive no compensation for revenue derived from commercialization of the Technology.

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                8.2.2.  In NMMI's fiscal year ending December 31, 2005, F3 shall receive five percent (5%) of revenue derived from commercialization of the Technology (the "2005 Revenue Payment"). NMMI shall pay the 2005 Revenue Payment on a semi-annual basis, with the first payment due sixty (60) days after June 30, 2005 and the second payment due sixty (60) days after December 31, 2005.

                8.2.3. In NMMI's fiscal year ending December 31, 2006, F3 shall receive four percent (4%) of revenue derived from commercialization of the Technology (the "2006 Revenue Payment"). NMMI shall pay the 2006 Revenue Payment on a quarterly basis, with the first payment due sixty (60) days after March 31, 2006, the second payment due sixty (60) days after June 30, 2006, the third payment due sixty (60) days after September 30, 2006, and the fourth payment due sixty (60) days after December 31, 2006.

                8.2.4. In NMMI's fiscal year ending December 31, 2007, F3 shall receive three percent (3%) of revenue derived from commercializations of the Technology (the "2007 Revenue Payment"). NMMI shall pay the 2007 Revenue Payment on a quarterly basis, with the first payment due sixty (60) days after March 31, 2007, the second payment due sixty (60) days after June 30, 2007, the third payment due sixty (60) days after September 30, 2007, and the fourth payment due sixty (60) days after December 31, 2007.

                8.2.5. In NMMI's fiscal year ending December 31, 2008, and in each fiscal year thereafter, F3 shall receive two percent (2%) of revenue derived from commercialization of the Technology (the "Perpetual Revenue Payment"). NMMI shall pay the Perpetual Revenue Payment on a quarterly basis, with the first payment due sixty (60) days after March 31 of the fiscal year in which the Perpetual Revenue Payment is due, the second payment due sixty (60) days after June 30 of the fiscal year in which the Perpetual Revenue Payment is due, the third payment due sixty (60) days after September 30 of the fiscal year in which the Perpetual Revenue Payment is due, and the fourth payment due sixty
(60) days after December 31 of the fiscal year in which the Perpetual Revenue Payment is due. In the event that one or more of the above dates not exist, the due date shall be moved to the next earliest existing calendar day.

                8.2.6. Late Penalty. In the event that NMMI does not pay F3 a Revenue Sharing Payment on or by its respective due date, NMMI shall pay F3 an additional escalating interest penalty (the "Late Penalty") as set forth below:

                        8.2.6.1.  Ten  percent  (10%) of  the  Revenue   Sharing
Payment owed to F3 if the Revenue Sharing Payment plus the Late Penalty is paid thirty (30) days after the due date;

                        8.2.8.2. Twenty percent (20%) of the Revenue Sharing Payment owed to F3 if the Revenue Sharing Payment plus the Late Penalty is paid one hundred and twenty (120) days after the due date;

                        8.2.8.3. Thirty percent (30%) of the Revenue Sharing Payment owed to F3 if the Revenue Sharing Payment plus the Late Penalty is paid two hundred and ten (210) days after the due date; and

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                        8.2.6.4.  Forty  percent  (40%) of  the Revenue  Sharing
Payment owed to F3 if the Revenue Sharing Payment plus the Late Penalty is paid any time after two hundred ten (210) days after the due date. The Interest Penalty cannot exceed forty percent (40%) and shall remain at forty percent (40%) of the Revenue Sharing Payment owed to F3 until the Revenue Sharing Payment and Interest Penalty are paid in full.

                        8.2.6.5. Each respective Revenue Sharing Payment and its corresponding Late Penalty shall be treated independently from other Revenue Sharing Payments and their corresponding Late Penalties and shall be separately and independently calculated. Late Penalties pertaining to a particular Revenue Sharing Payment shall not be capitalized upon each other; therefore, only the largest applicable Late Penalty shall apply to the entire Revenue Sharing Payment owed to F3.

           8.3 Transaction Fee. If a Change of Control Event occurs at any time during any fiscal calendar quarter of NMMI, F3's entitlement to a percentage of NMMI's revenue from that particular fiscal calendar quarter and any fiscal calendar quarters thereafter that is derived from commercialization of the Technology (the "Revenue Sharing") shall terminate. NMMI shall secure an independent appraisal of its business prior to consummating any such Change of Control Event. Upon the consummation by NMMI of a Change of Control Event, F3 shall be entitled to the following (the "Transaction Fee"):

                8.3.1. Ten percent (10%) of all consideration received by NMMI in connection with the Change of Control Event up to the first one hundred million dollar value ($100,000,000); and

                8.3.2. Seven and one half percent (7.5%) of all consideration received by NMMI in connection with the Change of Control Event equal to the dollar value between one hundred million and one dollars ($100,000,001) and two hundred million dollars ($200,000,000); and

                8.3.3. Five percent (5%) of all consideration received by NMMI in connection with the Change of Control Event equal to the dollar value between two hundred million and one dollars ($200,000,001) and three hundred million ($300,000,000); and

                8.3.4. Four percent (4%) of all consideration received by NMMI in connection with the Change of Control Event equal to the dollar value between three hundred million and one dollars ($300,000,001) and four hundred million dollars ($400,000,000); and

                8.3.5. Three percent (3%) of all consideration received by NMMI in connection with the Change of Control Event equal to the dollar value between four hundred million and one dollars ($400,000,001) and five hundred million dollars ($500,000,000); and

                8.3.6. Two percent (2%) of all consideration received by NMMI in connection with the Change of Control Event equal to the dollar value between five

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hundred million and one dollars ($500,000,001) and  six hundred million  dollars
($600,000,000).

                8.3.7. F3 shall not be entitled to receive any percentage of the consideration received by NMMI in connection with a Change of Control Event whereby NMMI receives consideration in excess of six hundred million dollars ($600,000,000).

                8.3.8. In the event of a Change of Control Event, any Transaction Fee shall be paid by NMMI to F3 with the same type or types of consideration received by NMMI, and shall be paid to F3 on a pro-rata basis by the same type or types of consideration received by NMMI. Further, NMMI shall pay F3 the Transaction Fee in accordance with the same time frame as NMMI agrees to receive payment as set forth in the terms of the Change of Control Event.

      9.   Termination.  If NMMI  has not received or  closed the Unit Financing on or before April 30, 2004 (the "Termination Date"), this Agreement automatically terminates; provided, however, that in the event that NMMI has not received or closed the Unit Financing by the Termination Date, this Agreement shall be automatically extended an additional sixty (60) days from the Termination Date upon written request provided by NMMI to F3 prior to the Termination Date. The Parties acknowledge that NMMI is holding in escrow four million eight hundred thousand dollars ($4,800,000) of the Unit Financing and the remaining amount to complete the Unit Financing is approximately two million four hundred thousand dollars ($2,400,000). F3 acknowledges and agrees that the Unit Financing may include a change in the investment group and/or a change in the currently contemplated amount to be received by NMMI.

      10. Rights and Obligations In the License Agreement. The Parties acknowledge and agree that all rights and obligations arising out of the License Agreement shall remain intact and shall remain the rights and obligations of NMMI.

      11. Third Party Claims, Agreements, Understandings, and Obligations. Any third party claims, agreements, understandings, arrangements, or obligations entered into by the Parties shall become the exclusive and sole responsibility of the Party that has entered into such claim, agreement, understanding, or obligation.

      12.  Representations and Warranties of the Parties.

           12.1 Authority. Each of the Parties has full power and authority to enter into this agreement. All action on the part of each of the Parties necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of each of the Parties hereunder has been taken.

           12.2 Duly Organized and Validly Existing. F3 represents and warrants that it is a duly organized and validly existing entity in the state in which it organized. Prior to execution of this Agreement, F3 shall provide proof that it is duly organized and validly existing by providing NMMI with a Certificate of Good Standing or a Certificate of Authority (whichever is applicable) and such other documentation as is necessary.

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           12.3.   F3 Operating Agreement. Prior to execution of this Agreement,
F3 shall provide a copy of its Operating Agreement to NMMI as proof of its signatory's authority to bind F3 to this Agreement.

           12.4. NMMI Representation. NMMI represents and warrants that it has acquired Popovich's interest in the revenue derived from the commercialization of OSD (the "Popovich Interest").

           12.5. Consents and Approvals: No Conflict. The execution and delivery of this Agreement by each of the Parties does not, and the performance of this Agreement by the Parties will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority. The execution, delivery and performance of this Agreement by the Parties does not (i) conflict with or violate the charter or by-laws, partnership or other governing documents of any of the Parties, or (ii) conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination, contract or award applicable to any of the Parties.

           12.6. Effectiveness of Representations and Warranties. Each of the Parties' representations and warranties contained in this Agreement are true and correct.

      13.  Miscellaneous Provisions.

           13.1. Integration. This Agreement constitutes the complete and exclusive agreement of the Parties and supersedes and cancels any other prior oral and/or written agreements or understandings of the Parties in connection with such subject matter.

           13.2. Compromising. The Parties understand that this Agreement constitutes a compromise. No action taken by the Parties hereto, or any of them, either previously or in connection with this Agreement shall be deemed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other Party or to any third party.

           13.3. Confidentiality. Each of the Parties agrees not to disclose to or discuss with any person, except as where such disclosure may be required by law, court order, government agency request or subpoena, or in connection with a legal proceeding, the substance of this Agreement or matters relating to any act or omission of any Party in connection with any other Party.

           13.4. Governing Law. This Agreement shall be construed, interpreted and applied in accordance with the substantive laws of the State of Florida, without reference to its conflict of law rules.

           Any dispute between the Parties pertaining to this Agreement shall be resolved through binding arbitration conducted by the American Arbitration
Association. The Parties agree that any arbitration proceeding shall be conducted in Florida and consent to exclusive jurisdiction and venue there. The award of the arbitrator(s) shall be final and binding, and the Parties waive any right to appeal the arbitral award, to the extent that a right to appeal may be lawfully waived. Each Party retains the right to see judicial assistance (a)

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to compel  arbitration,  (b) to obtain injunctive relief and interim measures of protection pending arbitration, and (c) to enforce any decision of the arbitrator(s), including but not limited to the final award.

           13.5. Successors and Assigns. No Party may assign any of its rights under this Agreement without the prior written consent of the other Parties. Subject to the preceding sentence, this Agreement shall apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the Parties. Nothing expressed or referred to in this Agreement shall be construed to give any person other than the Parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

           13.6. Notices. All notices, demands and communications hereunder shall be in writing and personally delivered or sent by first class mail, certified or registered, postage prepaid, return receipt requested, addressed to the parties at the address below set forth, or at such other address as any Party shall have furnished to the other party in writing, or shall be given by telegram, telex, facsimile transmission, overnight courier or hand delivery, in any case to be effective when received, provided that actual receipt shall constitute notice regardless of method of delivery.


           If to NMMI:               New Millennium Media International, Inc.
                                     200 Ninth Avenue North, Suite 200
                                     Safety Harbor, Florida 34695

           With a copy to:           David M. Otto
                                     The Otto Law Group, PLLC
                                     900 Fourth Ave., Suite 3140
                                     Seattle, WA 98164

           If to F3:                 As set forth on the signature page attached
                                     hereto.

           If to RFP:                As set forth on the signature page attached
                                     hereto.


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

           If to CMG:                As set forth on the signature page attached
                                     hereto.


           13.7. Severability. If any term or provision of this Agreement or any application thereof shall be invalid or unenforceable, such term or provision shall be deemed to be severed and the remainder of this Agreement and any other application of such term or provision shall not be affected or invalidated thereby.

           13.8. Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, all of which taken together shall constitute one and the same instrument.

           13.9. Amendments. All amendments to this Agreement shall be made in writing, signed by the Parties, and no oral amendment shall be binding upon the Parties.

           13.10. Headings. The headings or titles in this Agreement are for the purpose of reference only and shall not in any way affect the interpretation or construction of this Agreement.

           13.11. Attorney's Fees. In the event of litigation to enforce this Agreement, the prevailing party will be entitled to recover its reasonable attorney's fees as determined by the court.

           13.12. Construction. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa.



                            [Signature page follows]




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

         IN WITNESS WHEREOF, the parties to this Agreement hereby execute this Agreement on this 28th day of January, 2004.


NEW MILLENNIUM MEDIA INTERNATIONAL, INC.


      /s/ John Thatch
      ----------------------------
By:   John "JJ" Thatch
      ----------------------------
Its:  President
      ----------------------------



FUSION THREE, LLC                             ADDRESS:

      /s/ Steve Velte
      ----------------------------
By:   Steve Velte                             3837 Northdale Blvd.
Its:  Manager                                 Suite 193
                                              Tampa, FL 33624



RYAN FAMILY PARTNERS, LLC                     ADDRESS:

     /s/ William Ryan
     -----------------------------
By:  William Ryan                             1347 Exposition Blvd.
Its: Manager                                  New Orleans, LA 70018




CAPITAL MANAGEMENT GROUP, INC.                ADDRESS:

     /s/ Lisa Picard
     -----------------------------
By:  Lisa Picard                              2424 Pioneer Ave.
Its: Vice President                           Suite 405
                                              Cheyenne, WY 8200-3078



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